UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 15, 2004

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	000-49733	81-0331430

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT 59116

(Address of principal executive offices, including zip code)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

     Not Applicable.

Item 2. Acquisition or Disposition of Assets.

     Not Applicable.

Item 3. Bankruptcy or Receivership.

     Not Applicable.

Item 4. Changes in Registrant’s Certifying Accountant.

     Effective March 15, 2004, First Interstate BancSystem, Inc. (the “Company”) informed its independent auditor, Ernst & Young LLP, that it was being dismissed as auditors of the Company. The Audit Committee of the Board of Directors of the Company approved this action.

Ernst & Young LLP’s reports on the Company’s consolidated financial statements for the audit years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for the two years ended December 31, 2003, and in the subsequent interim period through March 15, 2004, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or audit scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its report. A letter from Ernst & Young LLP is attached as Exhibit 16.

Effective March 16, 2004, the Company appointed McGladrey & Pullen as the Company’s principal accountants. The Audit Committee approved this action.

No consultations or communications, written or oral, regarding the application of accounting principles to specified transactions, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements took place between the Company and McGladrey & Pullen during the two years ended December 31, 2003 or in the subsequent interim period through March 15, 2004.

Item 5. Other Events.

     Not Applicable.

Item 6. Resignations of Registrant’s Directors.

     Not Applicable.

Item 7. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibit 16 – Letter from Ernst & Young LLP dated March 16, 2004.

Item 8. Change in Fiscal Year.

     Not Applicable.

Item 9. Regulation FD Disclosure.

     Not Applicable.

Item 10. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

     Not Applicable.

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

     Not Applicable.

Item 12. Results of Operations and Financial Condition.

     Not Applicable.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2004

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ Lyle R. Knight
Lyle R. Knight
Chief Executive Officer